United States of America
United States Patent and Trademark Office

4U2

Reg. No. 4,181,580

Registered July 31, 2012

Int. Cl.: 3

TRADEMARK

PRINCIPAL REGISTER

J J HOLAND LIMITED (BR.VIRGIN ISLANDS CORPORATION)
WICKHAMS CAY, ROADTOWN
INTERNATIONAL TRUST BUILDING
TORTOLA, BR.VIRGIN ISLANDS

FOR: FOUNDATION COSMETICS; MAKE UP BLUSH; EYE BROW COSMETICS; EYE BROW PENCILS; LIPSTICKS; MAKE UP POWDER; MAKE UP REMOVING PREPARATIONS; MASCARA; COSMETIC PENCILS; NAIL VARNISH; COSMETIC PREPARATIONS FOR BATHS; DEODORANTS FOR PERSONAL USE; TOILETRIES AND LOTIONS FOR COSMETIC PURPOSES; OILS FOR COSMETIC PURPOSES; NAIL POLISH; PETROLEUM JELLY FOR COSMETIC PURPOSES, IN CLASS 3 (U.S. CLS. 1, 4, 6, 50, 51 AND 52).

THE MARK CONSISTS OF STANDARD CHARACTERS WITHOUT CLAIM TO ANY PARTICULAR FONT, STYLE, SIZE, OR COLOR.

OWNER OF THAILAND REG. NO. TM181935, DATED 7-29-2003, EXPIRES 7-29-2013.

SER. NO. 85-003,768, FILED 4-1-2010.

WILLIAM ROSSMAN, EXAMINING ATTORNEY

David J. Kappos

Director of the United States Patent and Trademark Office

REQUIREMENTS TO MAINTAIN YOUR FEDERAL TRADEMARK REGISTRATION

WARNING: YOUR REGISTRATION WILL BE CANCELLED IF YOU DO NOT FILE THE DOCUMENTS BELOW DURING THE SPECIFIED TIME PERIODS.

Requirements in the First Ten Years*
What and When to File:

- ***First Filing Deadline:*** You must file a Declaration of Use (or Excusable Nonuse) between the 5th and 6th years after the registration date. *See* 15 U.S.C. §§1058, 1141k. If the declaration is accepted, the registration will continue in force for the remainder of the ten-year period, calculated from the registration date, unless cancelled by an order of the Commissioner for Trademarks or a federal court.

- ***Second Filing Deadline:*** You must file a Declaration of Use (or Excusable Nonuse) **and** an Application for Renewal between the 9th and 10th years after the registration date.* *See* 15 U.S.C. §1059.

Requirements in Successive Ten-Year Periods*
What and When to File:

- You must file a Declaration of Use (or Excusable Nonuse) **and** an Application for Renewal between every 9th and 10th-year period, calculated from the registration date.*

Grace Period Filings*

The above documents will be accepted as timely if filed within six months after the deadlines listed above with the payment of an additional fee.

The United States Patent and Trademark Office (USPTO) will NOT send you any future notice or reminder of these filing requirements.

***ATTENTION MADRID PROTOCOL REGISTRANTS:** The holder of an international registration with an extension of protection to the United States under the Madrid Protocol must timely file the Declarations of Use (or Excusable Nonuse) referenced above directly with the USPTO. The time periods for filing are based on the U.S. registration date (not the international registration date). The deadlines and grace periods for the Declarations of Use (or Excusable Nonuse) are identical to those for nationally issued registrations. *See* 15 U.S.C. §§1058, 1141k. However, owners of international registrations do not file renewal applications at the USPTO. Instead, the holder must file a renewal of the underlying international registration at the International Bureau of the World Intellectual Property Organization, under Article 7 of the Madrid Protocol, before the expiration of each ten-year term of protection, calculated from the date of the international registration. *See* 15 U.S.C. §1141j. For more information and renewal forms for the international registration, see http://www.wipo.int/madrid/en/.

NOTE: Fees and requirements for maintaining registrations are subject to change. Please check the USPTO website for further information. With the exception of renewal applications for registered extensions of protection, you can file the registration maintenance documents referenced above online at http://www.uspto.gov.

Please note that U.S. Customs & Border Protection (CBP), a bureau of the Department of Homeland Security, maintains a trademark recordation system for marks registered at the United States Patent and Trademark Office. Parties who register their marks on the Principal Register may record these marks with CBP, to assist CPB in its efforts to prevent the importation of goods that infringe registered marks. The recordation database includes information regarding all recorded marks, including images of these marks. CBP officers monitor imports to prevent the importation of goods bearing infringing marks, and can access the recordation database at each of the 317 ports of entry.

CBP's **Intellectual Property Rights e-Recordation** (IPRR) system, located at **https://apps.cbp.gov/e-recordations/**, allows right holders to electronically file IPR recordation applications, thus significantly reducing the amount of time normally required to process paper applications. Some additional benefits of the system include:

- Elimination of paper applications and supporting documents.
- Copies of the certificate issued by the registering agency (U.S. Patent and Trademark Office or the Copyright Office) are retained by the right holder, not submitted to CBP.
- Payment by credit card (preferred), check or money order.
- Ability to upload images of the protected work or trademark, thus obviating the need to send samples to CBP.
- Reduced time from filing of the application to enforcement by field personnel.

Information about how to obtain a recordation, and about CBP's Intellectual Property Rights border enforcement program, is available at CBP's web site, **www.cbp.gov**.

WARNING FROM THE USPTO
CONCERNING UNOFFICIAL TRADEMARK SOLICITATIONS

Please be aware that private companies not associated with the United States Patent and Trademark Office (USPTO) often use trademark application and registration information from the USPTO's databases to mail or e-mail trademark-related solicitations. These may include offers: (1) for legal services; (2) for trademark monitoring services; (3) to record trademarks with U.S. Customs and Border Protection; and (4) to "register" trademarks in the company's own private registry.

These companies may use names that resemble the USPTO name, including, for example, the terms "United States" or "U.S." Increasingly, some of the more unscrupulous companies attempt to make their solicitations mimic the look of official government documents rather than the look of a typical commercial or legal solicitation by emphasizing official government data like the USPTO application serial number, the registration number, the International Class(es), filing dates, and other information that is publicly available from USPTO records. Many refer to other government agencies and sections of the U.S. Code. Most require "fees" to be paid.

Some applicants and registrants have reported paying fees to these private companies, mistakenly thinking that they were paying required fees to the USPTO. So, be sure to read trademark-related communications carefully before making a decision about whether to respond. All official correspondence will be from the "United States Patent and Trademark Office" in Alexandria, VA, and if by e-mail, specifically from the domain "@uspto.gov."

If you receive a trademark-related solicitation that you believe is deceptive, you may file an on-line consumer complaint with the Federal Trade Commission ("FTC"), at www.FTC.gov. Although the FTC does not resolve individual consumer complaints, it may institute, as the nation's consumer protection agency, investigations and prosecutions based on widespread complaints about particular companies or business practices.

The USPTO encourages recipients of misleading communications to contact the USPTO about them by emailing TMFeedback@uspto.gov. When notifying the USPTO about a misleading communication, please also:

1. Include a copy of the misleading communication (including the envelope it came in) if available;
2. Indicate whether the recipient thought the communication was an official U.S. government communication or had to ask an attorney or the USPTO whether it was legitimate;
3. Indicate whether fees were mistakenly paid in response to the communication and, if so, provide a copy of the cancelled check. Please also specify what services, if any, were provided in exchange for the payment made.